Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 22, 2007, in Post Effective Amendment No. 1 to the Registration Statement (Form S-11 No. 333-132029) and related Prospectus of Omega Healthcare Investors, Inc. for the registration of 1,516,428 shares of its common stock.

 /s/ Ernst & Young LLP

McLean, Virginia
March 7, 2007